UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INVESTMENT TRUST

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One Franklin Parkway San Mateo, CA 94403 franklintempleton.com IMPORTANT NOTICE Vote your ClearBridge Large Cap Growth Fund proxy We’re following up on the ClearBridge Large Cap Growth Fund (the “fund”), proxy materials you were sent recently. We wanted to remind you that these materials requested your vote on two important operating initiatives for the fund. These initiatives will be presented at the Special Meeting of Shareholders being held on Tuesday, April 7, 2026. According to our records, we have not received your proxy vote on these important initiatives. Voting is simple and will take only a few moments of your time. VOTING INSTRUCTIONS: 1. Click one of the voting options below. 2. A reply email will be auto generated to submit. 3. In the reply email, please enter your first and last name in the boxes provided and click SEND FOR ALL AGAINST ALL ABSTAIN ALL You may also vote by calling (800) 290-6424. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m. By casting your proxy vote now, you will ensure that your shares are represented and that the fund’s proxy agent, EQ Fund Solutions Inc. (EQFS), will not need to contact you further about the Special Meeting. If you don’t vote: You may continue to receive reminder notifications from EQFS until your proxy vote is submitted or until sufficient votes are received to reach quorum—the minimum number of shareholder votes needed. For more information on these proposals, please refer to the proxy statement previously mailed to you or access it at vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQFS at (800) 290-6424. Sincerely, Marc A. De Oliveira Secretary and Chief Legal Officer Legg Mason Partners Investment Trust

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com INVESTOR PROFILE Shares owned: Security ID: Investor ID: Household: IMPORTANT NOTICE: CLEARBRIDGE LARGE CAP GROWTH FUND Dear Valued Shareholder: We are trying to contact you about an important matter related to your investment in ClearBridge Large Cap Growth Fund. These proposed changes are time-sensitive and require your immediate attention. We know that your time is valuable, and this will only take a few moments of your time. Be assured that no confidential information is required when you call. Simply contact us at the number below and be prepared to provide the Investor ID listed above. Contact us at 1-800-290-6424. Representatives are available between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 6:00 p.m. Eastern Time on Saturday. Your attention to this matter is important and appreciated. Sincerely, Marc A. De Oliveira Secretary and Chief Legal Officer Legg Mason Partners Investment Trust This document relates to an investment you own in the ClearBridge Large Cap Growth Fund through a broker, bank or direct with Franklin Templeton.

As a shareholder of ClearBridge Large Cap Growth Fund, your vote is needed. EQ Fund Solutions (the fund’s proxy agent) has been trying to reach you regarding the fund’s Special Meeting of Shareholders scheduled for April 7, 2026. The fund needs your vote! Voting is easy. Simply respond to this text message with your voting instructions (FOR, AGAINST or ABSTAIN) or Reply MORE to review the Proxy Materials. Thanks! You can call EQ at 1-800-290-6424 to speak to a representative. Reply STOP to opt-out of future messages. If reply was received: Thank you. Our records indicate your investment is registered at 28 Liberty Street New York, New York 10005. To confirm your authority to vote, please reply with your first and last name. Thanks again!